545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Receives Notice of Non-Compliance
From American Stock Exchange

NEW HAVEN, Conn. - (BUSINESS WIRE), Dec. 15, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported that on Dec. 12, 2005, it received a notice from the American Stock Exchange (AMEX) that, pursuant to Section 1009(a) of the AMEX Company Guide, AMEX intended to proceed with an application to the Securities and Exchange Commission (SEC) to strike DSL.net’s common stock from listing on AMEX later this month. The Company will not appeal the AMEX determination and expects AMEX to file its de-listing application on or about Dec. 21, 2005. The Company believes its common stock is eligible for quotation on the OTC Bulletin Board service (OTCBB) following de-listing from AMEX. If a market maker applies to quote the Company’s common stock on the OTCBB and that application is approved, the Company expects its common stock to be quoted on the OTCBB upon de-listing from AMEX.

AMEX’ decision to pursue de-listing is based on its determination that the Company is not in compliance with Section 1003(f)(v) of the AMEX Company Guide due to the low selling price of DSL.net’s common stock and the Company’s decision to not effect a reverse stock split to address such low selling price, as requested by AMEX. In deciding not to effectuate the reverse split and not to appeal the AMEX de-listing notice, the Company’s Board of Directors cited the significant cost and time involved in effecting a reverse stock split, the possibility that such a split may not address the low selling price of the Company’s common stock, the ongoing costs and burdens of compliance with the AMEX-listed company regulations and the likelihood that the Company will not be able to maintain compliance with one or more of the AMEX quantitative maintenance standards in the short-term, among various factors and considerations.

As a result of the Company’s decision not to effect a reverse stock split and not to appeal the AMEX de-listing determination, the Company anticipates that AMEX will submit an application to the SEC to strike the Company’s common stock from listing on AMEX, and that the Company’s common stock will be de-listed from AMEX, later this month. The Company intends to encourage market makers to sponsor quotation of the Company’s common stock on OTCBB, effective immediately following the de-listing of the Company’s common stock from AMEX. However, if such securities are de-listed from AMEX, there is no guarantee that a market maker will sponsor the Company’s common stock or that a market will be established in the Company’s common stock on OTCBB.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, these risks and uncertainties include, among other things, (i) the timing and resulting effects of the AMEX application to de-list the Company’s common stock from its exchange; (ii) the availability of alternative trading markets for the Company’s common stock; and (iii) the potential that trading in the Company’s common stock may be suspended or halted by AMEX prior to an alternative trading market becoming available for the Company’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contact:
Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net